Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT dated as of December 26, 2007 (this “Agreement”) by and among Neoprobe Corporation, a Delaware corporation (the “Company”), and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (the “Purchaser”).
Recital
     The Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company (a) the Company’s 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Series A Note”), (b) the Company’s 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011 (the “Series B Note”), (c) 3,000 shares of the Company’s 8% Series A Convertible Preferred Stock (the “Preferred Stock”), (d) the Company’s Series W Warrant to purchase shares of common stock of the Company (the “Series W Warrant”), (e) the Company’s Series X Warrant to purchase shares of common stock of the Company (the “Series X Warrant”), and (e) the Company’s Series Y Warrant to purchase shares of common stock of the Company (the “Series Y Warrant”), in each case upon the terms and subject to the conditions hereinafter set forth.
Statement of Agreement
     In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.
ARTICLE I
DEFINITIONS
     1.1 General Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “2004 Notes” shall mean the Company’s Series A Convertible Promissory Notes, dated December 13, 2004, issued to Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp.
     “Account Control Agreement” shall mean the Blocked Account Control Agreement among U.S. Bank National Association, the Purchaser and the Company, substantially in the form of Exhibit A hereto.
     “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” shall mean this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.
     “Board” shall mean the Board of Directors of the Company.
     “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.
     “By-laws” shall mean, unless the context in which such term is used otherwise requires, the By-laws of the Company or any of its Subsidiaries as in effect on a Closing Date.
     “Certificate of Designations” shall mean the Certificate of Powers, Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit B.
     “Certificate of Incorporation” shall mean, unless the context in which it is used shall otherwise require, the Certificate of Incorporation of the Company or any of its Subsidiaries as in effect on a Closing Date.
     “Closing Date” shall mean the date of the First Closing, the date of the Second Closing, or the date of the Third Closing, as the context may require.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     “Commission” shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
     “Common Stock” shall mean the Company’s common stock, par value $.001 per share, or any other capital stock of the Company into which such stock is reclassified or reconstituted.
     “Contractual Obligations” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.
     “Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Notes and the Preferred Stock in accordance with their respective terms
     “Event of Default” shall have the meaning assigned to such term in the Notes.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
     “First Closing” and “First Closing Date” shall have the respective meanings assigned to such terms in Section 2.2(a).
     “GAAP” shall mean generally accepted accounting principles in effect within the United States, consistently applied.
     “Governmental Authority” shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of an aggregate of $50,000; (b) other obligations evidenced by bonds, debentures, notes or similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers’ acceptances, swap or hedging agreements or other financial products in excess, in the aggregate, of $50,000, (c) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s or a Subsidiary’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (d) the present value of any lease payments in excess of $50,000, in the aggregate, due under leases required to be capitalized in accordance with GAAP.
     “Intercreditor Agreement” shall mean the Intercreditor Agreement among the Company, the Purchaser, David Bupp, Cynthia B. Gochoco and Walter Bupp to be entered into on the First Closing Date.
     “IP Security Agreement” shall mean the Patent, Trademark and Copyright Security Agreement delivered by each of the Company and the Subsidiaries, substantially in the form attached hereto as Exhibit C.
     “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.
     “Lymphoseek” means the Company’s proprietary radiopharmaceutical in development that is specifically designed and labeled for the targeting of lymphatic tissue, generally known as Lymphoseek®.

     “Material Adverse Effect” shall mean a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in (i) the assets, business, properties, prospects, operations, or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.
     “Material Contracts” has the meaning set forth in Section 3.20.
     “Notes” shall mean the Series A Notes and the Series B Notes.
     “Permitted Encumbrances” shall mean:
          (a) Liens for Taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefor;
          (b) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $100,000;
          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
          (d) Deposits in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;
          (e) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; and
          (f) Easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries.
     “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
     “Preferred Stock” shall have the meaning assigned in the recital to this Agreement, and as further described in the statement of powers, designations, preferences, rights and qualifications, limitations and restrictions attached hereto as Exhibit D.

     “Purchaser Affiliate” shall mean with respect to the Purchaser, any affiliate of such Purchaser (as defined in Rule 405 under the Securities Act) and any Person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
     “Purchaser” shall have the meaning set forth in the recital to this Agreement.
     “Registration Rights Agreement” shall mean the Registration Rights Agreement, among the Purchaser and the Company, substantially in the form of Exhibit E hereto.
     “Regulation D” shall mean Regulation D promulgated under the Securities Act, as the same shall be in effect at the time.
     “Rule 144” shall mean Rule 144 promulgated under the Securities Act, as the same shall be in effect at the time
     “SEC Reports” shall mean all forms, reports, statements and other documents (including, without limitation, exhibits, annexes, supplements and amendments to such documents) filed by the Company, or sent or made available by the Company to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.
     “Second Closing” and “Second Closing Date” shall have the respective meanings assigned to such terms in Section 2.2(b).
     “Securities” shall mean, collectively, the Notes, the Preferred Stock and the Warrants.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.
     “Security Agreement” shall mean the Security Agreement substantially in the form attached hereto as Exhibit F.
     “Series A Note” shall have the meaning assigned in the recital to this Agreement, the form of which is attached hereto as Exhibit G.
     “Series B Note” shall have the meaning assigned in the recital to this Agreement, the form of which is attached hereto as Exhibit H.
     “Series W Warrant” shall have the meaning assigned in the recital to this Agreement, the form of which is attached hereto as Exhibit I.
     “Series X Warrant” shall have the meaning assigned in the recital to this Agreement, the form of which is attached hereto as Exhibit J.

     “Series Y Warrant” shall have the meaning assigned in the recital to this Agreement, the form of which is attached hereto as Exhibit K.
     “Short Sales” shall mean all “short sales” as defined in Rule 200 under the Exchange Act.
     “Subsidiary” shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or of a Subsidiary of the Company.
     “Third Closing” and “Third Closing Date” shall have the respective meanings assigned to such terms in Section 2.2(c).
     “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.
     “Transaction Documents” shall mean collectively, this Agreement, the Notes, the Preferred Stock, the Certificate of Designations, the Warrants, the Security Agreement, the Account Control Agreement, the Intercreditor Agreement and the IP Security Agreement.
     “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants in accordance with their respective terms.
     “Warrants” shall mean the Series W Warrants, the Series X Warrants and the Series Y Warrants.
     1.2 Accounting Terms; Financial Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Financial statements and other information furnished after the date hereof pursuant to the Agreement or the other Transaction Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation.
     1.3 Knowledge of the Company. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge of the Chief Executive Officer or Chief Financial Officer of the Company
ARTICLE II
PURCHASE AND SALE OF SECURITIES
     2.1 Purchase and Sale of Notes, Preferred Stock and Warrants.
          (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the First Closing the Series A Note and the Series W Warrant for an aggregate purchase price of $7,000,000 (the “Series A Purchase Price”). At the First Closing the Company shall deliver or cause to be delivered to the Purchaser (i) the Series A Note, and (ii) the Series W Warrant. At the First Closing, the Purchaser shall deliver the Series A Purchase Price by wire transfer of immediately available funds to the Company.
          (b) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the Second Closing the Series B Note and the Series X Warrant for an aggregate purchase price of $3,000,000 (the “Series B Purchase Price”). The Series X Warrant shall be initially exercisable for the same number of shares of Common Stock as would be issuable if the Series B Note were to be converted in full immediately following the Second Closing. At the Second Closing the Company shall deliver or cause to be delivered to the Purchaser (i) Series B Note, and (ii) the Series X Warrant. At the Second Closing, the Purchaser shall deliver the Series B Purchase Price by wire transfer of immediately available funds to the Company. Notwithstanding anything to the contrary contained herein, if the conditions to the Purchaser’s obligations to effect the Second Closing are not satisfied by April 30, 2008, the Purchaser shall have no obligation hereunder to purchase the Series B Note and the Series X Warrant. .The conversion price of the Series B Note and the exercise price of the Series X Warrant shall be established as set forth in the forms attached hereto as Exhibit H and Exhibit J.
          (c) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser, severally but not jointly, agrees to purchase from the Company at the Third Closing the Preferred Stock and the Series Y Warrant for an aggregate purchase price of $3,000,000 (the “Preferred Stock Purchase Price”). The Series Y Warrant shall be exercisable for the same number of shares of Common Stock as would be issuable if the Preferred Stock were to be converted in full immediately following the Third Closing. At the Third Closing the Company shall deliver or cause to be delivered to the Purchaser (i) 3,000 shares of the Preferred Stock, and (ii) the Series Y Warrant. At the Third Closing, the Purchaser shall deliver the Preferred Stock Purchase Price by wire transfer of immediately available funds to the Company. Notwithstanding anything to the contrary contained herein, if the conditions to the Purchaser’s obligations to effect the Third Closing are not satisfied by December 31, 2008, the Purchaser shall have no obligation hereunder to purchase the Preferred Stock and the Series Y Warrant.
     2.2 Closings.
          (a) The purchase and issuance of the Series A Note and the Series W Warrant shall take place at a closing (the “First Closing”) simultaneously with the execution and delivery of this Agreement or on such other date and time as the Parties may agree (the “First Closing Date”) at the offices of Purchaser, 152 West 57th Street, 54th Floor, New York, New York provided that all of the conditions set forth in Article VI hereof and applicable to the First Closing shall have been fulfilled or waived in accordance herewith.
          (b) The purchase and issuance of the Series B Note and the Series X Warrant shall take place at a closing (the “Second Closing”) promptly (but not more than three Business Days) following notice by the Company to the Purchaser of commencement of patient enrollment (defined as the first patient dosed) in the Phase 3 clinical trials of Lymphoseek (NEO3-01B and NEO3-01M) or such other date and time as the Parties may agree (the “Second

Closing Date”) at the offices of the Purchaser, 152 West 57th Street, 54th Floor, New York, New York, provided that all of the conditions set forth in Article VI hereof and applicable to the Second Closing shall have been fulfilled or waived in accordance herewith.
          (c) The purchase and issuance of the Preferred Stock and the Series Y Warrant shall take place at a closing (the “Third Closing”) promptly (but not more than three Business Days) following (i) accrual of 200 evaluable patients who have completed surgery and injection of the drug in the Phase 3 clinical trials of Lymphoseek (NEO3-01B and NEO3-01M), provided that the Company and the Purchaser have determined in good faith from a review of the trial data from such patients that the primary objective of efficacy of Lymphoseek in such patients, i.e., the concordance of in-vivo detection rate of Lymphoseek and Vital Blue Dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least eighty-five percent (85%) of such patients, has been achieved; or (ii) such other date and time as the Parties may agree (the date of the Third Closing being hereinafter referred to as the “Third Closing Date”), at the offices of the Purchaser, 152 West 57th Street, 54th Floor, New York, New York provided that all of the conditions set forth in Article VI hereof and applicable to the Third Closing shall have been fulfilled or waived in accordance herewith.
     2.3 Conversion Shares and Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders a total of 46,500,000 shares of Common Stock to effect the conversion of the Notes and Preferred Stock, and any interest or dividends accrued and outstanding thereon, and the exercise of the Warrants. The Company further covenants that, from and after the First Closing Date, the Company shall reserve (and hereby covenants to continue to reserve), free of preemptive rights and other similar contractual rights, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock issuable upon the conversion of the Notes and Preferred Stock, and any interest or dividends accrued and outstanding thereon, and the exercise of the Warrants (without regards to any limitation on conversion or exercise set forth in the Notes, the Preferred Stock or the Warrants).
     2.4 Exemption From Registration. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
     2.5 Financial Accounting and Tax Reporting. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Lead Purchaser has consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all federal, state and local tax purposes.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Purchaser, as of the date hereof and each Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:
     3.1 Corporate Existence and Power. Except as set forth on Schedule 3.1, the Company and each of its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party.
     3.2 Subsidiaries.
          (a) Schedule 3.2 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of, or other equity interests in, the Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are, and on each Closing Date will be, owned by the Company or by a wholly owned Subsidiary free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.
          (b) Except for the Subsidiaries of the Company, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other Person, or (ii) any equity, voting or participating interest in any Person.
     3.3 Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the First Closing Date is set forth on Schedule 3.3 hereto. All of the outstanding shares of the Common Stock and any other outstanding securities of the Company have been duly and validly authorized. Except as set forth in this Agreement, the SEC Reports or as set forth on Schedule 3.3 hereto, no shares of Common Stock or any other securities of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 3.3 hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 3.3 hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 3.3, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The Company does not have any stock-based compensation or option plan, other than those disclosed in the SEC Reports (the “Plans”). Pursuant to the Plans, as of December 26, 2007, an aggregate of 1,317,500 shares of Common Stock remain available for issuance thereunder.
     3.4 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any Contractual Obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its Subsidiaries other than the Lien created by the Security Agreement, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.
     3.5 Binding Effect. This Agreement has been, and each of the Transaction Documents to which the Company will be a party to will be, duly executed and delivered by the Company, and this Agreement constitutes, and such Transaction Documents will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     3.6 Governmental Authorization. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under the

Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or any registration provisions provided in the Registration Rights Agreement).
     3.7 Issuance of Securities. The Notes, Preferred Stock and Warrants to be issued at the Closings have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes and Preferred Stock shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind, and the Preferred Stock shall be fully paid and non-assessable. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes, Preferred Stock and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.
     3.8 SEC Reports; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. Since December 31, 2004, except as described in Schedule 3.8, the Company has filed in a timely manner all SEC Reports required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act. At the times of their respective filings, each of the SEC Reports filed since December 31, 2006 (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and such SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     3.9 No Material Adverse Change. Since December 31, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the SEC Reports or on Schedule 3.9.
     3.10 No Undisclosed Liabilities. Except as disclosed on Schedule 3.10 or in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its

Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.
     3.11 Indebtedness. Schedule 3.11 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (other than trade accounts payable and accrued liabilities incurred in the ordinary course of business) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness (other than defaults under trade accounts payable and accrued liabilities incurred in the ordinary course of business that would not reasonably expected to cause a Material Adverse Effect).
     3.12 Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of their respective real and personal property reflected in the SEC Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for Permitted Encumbrances and those indicated on Schedule 3.12 hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Any material leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.
     3.13 Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Reports or on Schedule 3.13, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Authority against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     3.14 Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     3.15 Taxes. The Company and each of its Subsidiaries has timely filed or has valid extensions of the time to file all federal, state and other material tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on Schedule 3.15 hereto or in the SEC Reports, to the best of the Company’s knowledge, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.
     3.16 Brokers’ or Finders’ Fees. Except as set forth on Schedule 3.16, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.
     3.17 Disclosure. Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. To the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
     3.18 Intellectual Property. Except as set forth on Schedule 3.18, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict known by the Company with the rights of others.
     3.19 Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the applicable Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.
     3.20 Material Contracts. Except as disclosed in the SEC Reports or as set forth on Schedule 3.20 (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Contracts”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Contract and, (iii) to the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Contract now in effect, except where the effect of such default would not be reasonably likely to have a Material Adverse Effect.
     3.21 Transactions with Affiliates. Except as set forth on Schedule 3.21 hereto or in the SEC Reports, none of the officers, directors or Affiliates of the Company has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the Commission.
     3.22 Securities Act. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will take any action that would require registration under the Securities Act or applicable state securities laws of the offer, sale or issuance of the Securities to the Purchaser. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Securities.
     3.23 Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. No executive officer or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.
     3.24 Absence of Certain Developments. Except as set forth in the SEC Reports or provided on Schedule 3.24 hereto, since December 31, 2006, the business and operations of the Company and each Subsidiary have been conducted in the ordinary course consistent with past practice, and there has not been:
          (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or any Subsidiary with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of the Company’s or any Subsidiary’s capital stock;
          (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;
          (c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;
          (d) any material change or amendment to, or any waiver of any material right under any Contractual Obligation by which the Company or any Subsidiary or any of the Company’s or any Subsidiary’s assets or properties is bound or subject;
          (e) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the Commission;
          (f) any sale, transfer or disposition of any tangible or intangible asset, in each case in excess of $250,000, other than in the ordinary course of business; or
          (g) any changes in executive officer compensation except in the ordinary course of business and consistent with past practices; or
          (h) any capital expenditures or commitments therefor that aggregate in excess of $100,000;
     3.25 Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     3.26 DTC Status. Except as set forth on Schedule 3.26 hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 3.26 hereto.
     3.27 Clinical Trials. The material human clinical trials conducted by the Company or in which the Company has participated and that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, if any, are the only material human clinical trials currently being conducted by or on behalf of the Company, and, to the Company’s knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the SEC Reports, if any, were accurate and complete in all material respects as of the respective date(s) of such SEC Reports. Except as set forth in the SEC Reports, the Company has no knowledge of any other studies or tests, the results of which call into question the results of the clinical trials described in the SEC Reports. The Company has not received any notices or correspondence from the United States Food and Drug Administration (the “FDA”) or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the SEC Reports, if any, or the results of which are referred to in the SEC Reports. All human clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the SEC Reports, if any, are accurate and complete in all material respects as of the respective date(s) of such SEC Reports.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of each Closing Date, as follows:
     4.1 Organization and Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.
     4.2 Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby (a) have been duly authorized by all necessary limited liability company action, and (b) does not contravene the terms of the organizational or governing documents of the Purchaser. No further consent or authorization of the Purchaser, its board of directors or other governing body, or of its members, is required for the execution, delivery or performance of the Transaction Documents by the Purchaser. When executed and delivered by the Purchaser, the Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
     4.3 Acquisition for Investment. The Purchaser is purchasing the Securities solely for its own account and not with a view to or for sale in connection with a distribution thereof. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges and agrees that certificates representing the Securities shall bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
     4.4 Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts a Note or Preferred Stock, or exercises a Warrant, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.
     4.5 Access to Information. The Purchaser acknowledges that it has reviewed the SEC Reports, the Schedules to this Agreement and other information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to Purchaser’s investment in the Securities.
     4.6 Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144, and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.
     4.7 Certain Trading Activities. The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (a) the time that such Purchaser was first contacted by or on behalf of the Company regarding an investment in the Company, or (b) the 30th day prior to the date of this Agreement. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any Short Sales of the Common Stock until the earlier to occur of (i) the Third Closing Date, (ii) December 31, 2008, or (iii) the earlier termination of the Purchaser’s obligation to purchase the Preferred Stock at the Third Closing (including the termination of such obligation resulting from a failure to effect the Second Closing hereunder or the Company’s notification to the Purchaser of its inability to satisfy the conditions set forth in 6.2(j)) (the “No-Short Period”). Upon termination of the No-Short Period, the Purchaser shall be permitted to engage in Short Sales or other hedging activities with respect to the Common Stock, but shall maintain, at any time while the Notes or Preferred Stock are held by the Purchaser, a “net-long” position with respect to the Common Stock, i.e., Purchaser may make Short Sales of Common Stock at any time when Purchaser holds an equivalent offsetting long position in Common Stock (including, for purposes of this definition, a long position in Common Stock underlying the Securities on an as-converted or as-exercised basis).
     4.8 No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.
     4.9 Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser has not relied on the business or legal advice of the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents other than as contained therein.
     4.10 Exemption From Registration. Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. The Purchaser understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the Securities.
     4.11 Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.
     4.12 No Agreements. The Purchaser has not agreed to act with any other Person for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) of the Exchange Act, and the Purchaser is acting independently with respect to its investment in the Securities.

ARTICLE V
COVENANTS
     Unless otherwise specified in this Section, for so long as any Notes have not been paid in full or converted in full, or at least 750 shares of Preferred Stock remain outstanding, or, in the case of Sections 5.8, 5.12 and 5.13, for so long as the Purchaser owns any Securities, the Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and their respective permitted assignees.
     5.1 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements. Upon the request of the Purchaser and if not then listed, the Company will submit a listing (or similar) application for the Conversion Shares and the Warrant Shares on the principal exchange or trading market on which the Common Stock is then traded.
     5.2 Inspection Rights. Provided same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or Preferred Stock, or shall beneficially own any Conversion Shares or Warrant Shares, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.
     5.3 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.
     5.4 Recordkeeping and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     5.5 Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, then the Company shall furnish the following to the Purchaser so long as the Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own Notes or Preferred Stock:
          (a) Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;
          (b) Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and
          (c) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.
     5.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.
     5.7 Use of Proceeds. The proceeds from the sale of the Securities hereunder shall be used by the Company to repay the outstanding principal balance of and accrued interest on the 2004 Notes, redemption of the warrants issued in connection therewith, and for general working capital purposes.
     5.8 Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.
     5.9 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby on the day of the Closing but in no event later than two hours after completion of the First Closing; provided, however, that if such Closing is completed after 3:00 P.M. Eastern Time on any Trading Day, the Company shall issue such press release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, each form of Note, the Security Agreement, each series of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date. Both the press release and Form 8-K referenced in this Section shall be subject to prior review and comment by the Purchaser.
     5.10 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within five (5) Business Days of the date that it discloses such information to the Purchaser. In the event that the Company discloses any material, non-public information to the Purchaser and fails to publicly file a Form 8-K in accordance with the above, the Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Purchaser shall have no liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.
     5.11 Pledge of Securities. The Company acknowledges that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchaser effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, however, that the Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchaser.
     5.12 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Notes or Preferred Stock, or exercise of the Warrants, in the form of Exhibit L attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 4.3 of this Agreement, unless such Conversion Shares or Warrant Shares may be sold pursuant to Rule 144. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.3 will be given by the Company to its transfer agent and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5.12 shall affect in any way the Purchaser’s obligations and agreements under applicable law to comply with all applicable prospectus delivery requirements, if any, upon resale of the Conversion Shares and the Warrant Shares. If the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Conversion Shares or Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.
     5.13 Legend Removal; Rule 144. The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and the Preferred Stock and exercise of the Warrants pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration. In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if under Rule 144, such shares of Common Stock may be sold without regards to volume limitations or the availability of current public information concerning the Company, or to otherwise permit sale of the shares if pursuant to the other provisions of Rule 144).
     5.14 Variable Rate Securities. Without the prior written consent of the holders of a majority of the outstanding principal balance of the Notes, the Company shall not issue or sell, or agree to issue or sell Variable Equity Securities (as defined below) (the “Variable Equity Securities Lock-Up”). For purposes hereof, the following shall be collectively referred to herein as, the “Variable Equity Securities”: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required to or has the option to (or the investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock (whether or not such payments in stock are subject to certain equity conditions), or (C) any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula; provided however, that the limitation contained in clause (C) above shall no longer apply upon and after the date of the Third Closing. For purposes of the above, the “Market Price” shall mean the volume weighted average price, as reported by Bloomberg Financial Markets (“Bloomberg”), for the Common Stock for the 5 trading day period immediately preceding the date in question.
     5.15 Ethicon Agreement. The Company has granted a security interest in, among other things, all Accounts (as defined in the Security Agreement) including all rights to payment of sums due and owing, including royalty payments under the Distribution Agreement (the “Ethicon Agreement”) between the Company and Ethicon Endo-Surgery, Inc. (“Ethicon”). Upon and after an Event of Default under the Notes, the Purchaser shall have full control and dominion over the account identified in the Account Control Agreement in accordance with the terms of the Account Control Agreement. All payments made to the Company pursuant to the Ethicon Agreement shall be made to the account identified in the Account Control Agreement. In no event shall the Company amend, modify or terminate the Ethicon Agreement so as to materially and adversely affect the ability of the Company to repay the Notes; further, the Company covenants and agrees that, to the extent it receives any payment in connection with any amendment, modification or termination, it shall hold such payment in trust for the benefit of the holders of the Notes. The Company shall, by April 1, 2008, deliver to the Purchaser the Instruction Letter attached hereto as Exhibit M (the “Instruction Letter”) executed by each of the Company and Ethicon.
ARTICLE VI
CONDITIONS TO CLOSINGS
     6.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
          (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the applicable Closing Date.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (d) Delivery of Purchase Price. The Purchase Price for the Securities to be purchased at the Closing shall have been delivered to the Company on the applicable Closing Date.
          (e) Delivery of Transaction Documents. The Transaction Documents which by their terms are required to be executed and delivered at or before the Closing shall have been duly executed and delivered by the Purchaser to the Company.
     6.2 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Securities. The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement at each Closing is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.
          (a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement or the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, and no default or event of default shall have occurred under any of the Transaction Documents prior to the applicable Closing Date.
          (c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.
          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any Governmental Authority shall have been commenced, and no investigation by any Governmental Authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
          (f) Opinion of Counsel. The Purchaser shall have received an opinion of counsel to the Company, dated the date of the applicable Closing Date, substantially in the form of Exhibit N hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser.
          (g) Delivery of Transaction Documents. The Company and the Subsidiaries, as applicable, shall have duly executed and delivered to the Purchaser this Agreement, the

Security Agreement, the IP Security Agreement, the Account Control Agreement and the Registration Rights Agreement. The Company shall have provided evidence of filing and acceptance of the Certificate of Designations with the Secretary of State of the State of Delaware
          (h) Additional Conditions to the First Closing. The outstanding principal balance and accrued interest on the 2004 Notes shall have been paid in full, and provision shall have been made to the Purchaser’s reasonable satisfaction for the release of all Liens securing the 2004 Notes upon or promptly after the First Closing, the parties thereto shall have entered into the Intercreditor Agreement, and (iii) UCC Financing Statement 3087010 8 (filed with the Secretary of State of the State of Delaware), naming David C. Bupp and Donald Garlikov as secured parties, shall have been terminated..
          (i) Additional Conditions to the Second Closing. The First Closing shall have occurred, the Purchaser shall have received notice by the Company of commencement of patient enrollment in the Phase 3 clinical trials of Lymphoseek (defined as first patient dosed with Lymphoseek), and no Event of Default shall have occurred and be continuing with respect to the Series A Note or the other Transaction Documents. Further, as an additional condition of the Purchaser’s obligations to purchase the Securities at the Second Closing, the Company and Ethicon shall have executed the Instruction Letter.
          (j) Additional Conditions to the Third Closing. (i) The Second Closing shall have occurred, (ii) 200 evaluable patients shall have been accrued who have completed surgery and injection of the drug in the Phase 3 clinical trials of Lymphoseek (NEO3-01B and NEO3-01M), (iii) the Company and the Purchaser shall have determined in good faith from a review of the trial data from such patients that the primary objective of efficacy of Lymphoseek in such patients, i.e., the concordance of in-vivo detection rate of Lymphoseek and Vital Blue Dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least eighty-five percent (85%) of such patients, has been achieved, and (iv) no Event of Default shall have occurred and be continuing with respect to the Notes or the other Transaction Documents.
          (k) Notes and Warrants.
     (i) At or prior to the First Closing, the Company shall have delivered to the Purchaser the Series A Note and the Series W Warrant.
     (ii) At or prior to the Second Closing, the Company shall have delivered to the Purchaser the Series B Note and the Series X Warrant.
     (iii) At or prior to the Third Closing, the Company shall have delivered to the Purchaser the Preferred Stock and the Series Y Warrant.
          (l) Secretary’s Certificate. The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the applicable Closing Date, as to (i) the resolutions adopted by the Board approving the transactions contemplated hereby, (ii) the Certificate of Incorporation, (iii) the By-laws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (m) Officer’s Certificate. On each Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (l) of this Section 6.2 as of such Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 6.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).
          (n) Material Adverse Effect. No Material Adverse Effect shall have occurred.
          (o) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit M attached hereto, shall have been delivered to and executed by the Company’s transfer agent, and delivered to the Purchaser’s counsel to be held in escrow pending the Closing.
          (p) UCC Financing Statements. The Company shall have authorized the filing of all UCC financing statements in form and substance satisfactory to the Purchaser at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement), which filings are to be made promptly following Closing.
ARTICLE VII
INDEMNIFICATION
     7.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser and Purchaser Affiliates from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the them as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein; provided, however, that the Company shall not be liable under this Section 7.1 to an indemnified party: (a) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the willful misconduct or gross negligence of such indemnified party or (b) to the extent that it is finally judicially determined that such losses, liabilities, deficiencies, costs, damages and expenses resulted primarily from the breach by any indemnified party of any representation, warranty, covenant or other agreement of such indemnified party contained in this Agreement.
     7.2 Indemnification Procedure. Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.
     7.3 Registration Rights. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Registration Rights shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.
ARTICLE VIII
[RESERVED]
ARTICLE IX
MISCELLANEOUS
     9.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay to the Purchaser in connection with (i) the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereunder, which payment shall be in the amount of $30,000 (which payment has been made by the Company prior to the First Closing), (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents Documents, and (iii) any filing fees associated with Financing Statements or the recording of security interests in intellectual property at the United States Patent and Trademark Office. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses, subject, in the case of any suit, action or proceeding to enforce the Transaction Documents, to Section 9.2(b).
     9.2 Specific Performance; Consent to Jurisdiction; Venue.
          (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
          (b) Each party to this Agreement hereby irrevocably agrees that the any legal action or proceeding arising out of or relating to this Agreement or the other Transaction Documents (including without limitation the Securities) and any agreements or transactions contemplated hereby or thereby may be brought in the Courts of New York County, New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at the address in effect for notices to it under this Agreement, such service to become effective ten (10) days after such mailing. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.
     9.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the principal amount of the Notes and shares of Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this Section 9.3 shall be binding upon the Purchaser (and its permitted assigns) and the Company.
     9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
Facsimile No.: (614) 793-7520
Attention: David C. Bupp, Chief Executive
Officer and President

with copies (which copies	Porter, Wright, Morris & Arthur, LLP
shall not constitute notice	41 South High Street, Suite 2800
to the Company) to:	Columbus, Ohio 43215
Telecopier No.: (614) 227-2100
Attention: William J. Kelly, Jr., Esq.

If to the Purchaser:	Platinum-Montaur Life Sciences, LLC
152 West 57th Street, 54th Floor,
New York, New York 10019
Attention: Michael Goldberg, M.D.

with copies (which copies	Burak Anderson & Melloni, PLC
shall not constitute notice	30 Main Street, PO Box 787
to the Purchaser) to:	Burlington, Vermont 05402-0787
Facsimile No.: (802) 862-8176
Attention: Shane W. McCormack
Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.
     9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
     9.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and any restrictions contained herein, the Purchaser may assign any of its respective rights under any of the Transaction Documents to any Person, and any holder of a Note, shares of Preferred Stock, a Warrant or any Conversion Shares or Warrant Shares may assign, in whole or in part, such Note, shares of Preferred Stock, a Warrant or any Conversion Shares or Warrant Shares to any Person. The Company may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Purchaser, and any such purported assignment by the Company without the written consent of the Purchaser shall be void and of no effect.
     9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction, except to the extent that the General Corporation Law of the State of Delaware shall apply.
     9.10 Survival. The representations and warranties of the Company and the Purchaser contained in Articles III and IV shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date. The agreements and covenants set forth herein shall survive the execution and delivery hereof and Closing hereunder.
     9.11 Counterparts. Electronic transmissions or retransmissions of images of any executed original document shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, it being understood that all parties need not sign the same counterpart.
     9.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchaser consents to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.
     9.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
     9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings and perform such further acts as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.
     9.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Transaction Document, this Agreement or such other Transaction Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.
     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.
[Signature Page Follows]

NEOPROBE CORPORATION
By:	/s/ David C. Bupp
	Name:	David C. Bupp
	Title:	President & Chief Executive Officer

PURCHASER: PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	Portfolio Manager